CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 19, 2008, accompanying the financial statements of Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 3, Closed-End Strategy: Senior Loan and Limited Duration Portfolio, Series 10 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 6 (included in Van Kampen Unit Trusts, Series 614) as of August 31, 2008, and for the period from September 26, 2006 (Initial Date of Deposit) through August 31, 2007 and for the year ended and the financial highlights for the period from September 26, 2006 (Initial Date of Deposit) through August 31, 2007 and for the year ended August 31, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-137178) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
December 19, 2008